EXHIBIT 11.3

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE ________________ __, 2013.

Principal: $.	Issue Date: December 14, 2012
Note: # Series #

12% CONVERTIBLE NOTE

FOR VALUE RECEIVED on ______ ___, 2012, ALTERRUS SYSTEMS INC., a British Columbia, Canada corporation (hereinafter called "Borrower"), hereby promises to pay to  __________________________ (in aggregate, the "Holder"), without demand, the sum of _________________ ($.00) US DOLLARS with interest, on _______________________, 2014 (the "Maturity Date").

This Note has been entered into pursuant to the terms of a Subscription Agreement between the Borrower and the Holder, dated of even date herewith, and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms not defined in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1 ayment Grace Period.    The Borrower shall have a ten (10) business day grace period to pay any monetary amounts due under this Note, after which interest at the stated rate pursuant to item 1.3 below per annum shall continue to accrue until the amounts owed hereunder are repaid.

1.2 onversion Privileges.    The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.3 nterest Rate.    Interest payable on this Note shall accrue at a rate (the "Interest Rate") of TWELVE  percent (12%) per annum on the outstanding principal balance, compounded annually. Interest is payable at the Maturity Date in either cash or common shares convertible at the Conversion Price. Interest is payable in advance of the Maturity Date only as part of a Conversion as described in Article II, in which case the interest shall also be converted.

1.4 anking of Other Debentures.    The Holder acknowledges that this Note is part of a private placement offering of 12% convertible Notes having an aggregate subscription or principal amount of up to Two Hundred  Seventy-Five Thousand Dollars (US$275,000). The Holder acknowledges and agrees that all Note issued, or to be issued, will rank pani passu notwithstanding:
(a)           the issue date of any particular Note; or
(b)           the amount of any particular Note.

ARTICLE II

CONVERSION PRIVILEGES

The Holder shall have the right to convert the principal and interest due under this Note into Shares of the Borrower's Common Stock (“Common Stock”) as set forth below.

2.1.          Conversion into the Borrower's Common Stock as defined below.

(a)            Subject to the terms of the Note, the Holder shall have the right from and after the date of issuance and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable units of securities of the Borrower at the rate of US$0.08 (the "Conversion Price") of the principal amount or accrued interest due under the Note converted, with each unit comprised of one common share, no par value, in the capital of the Borrower (the “Common Stock”) and one-half share purchase warrant with each full warrant enabling the purchase of an additional common share of the Borrower at $0.12 per share for a three year term from the date of issuance of this Note (the “Warrant Shares”), or such pro-rata number of units that may result from a change in the capital stock of Borrower as a result of a share split, consolidation or reclassification, as described below. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within seven (7) business days from the date the Holder has delivered the Notice to the Borrower (the “Conversion Date”) (such seventh day being the “Delivery Date”) that number of shares of Common Stock and Share Purchase Warrants for the portion of the Note and accrued interest converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note in the manner provided in Section 1.3 through the Conversion Date directly to the Holder on or before the Delivery Date. The number of common stock and warrants to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and accrued interest to be converted, by the Conversion Price. Any accrued interest which the Holder has not converted at the same time as conversion of principal will be treated as Note principal due on the Maturity Date.

(b)            As evidenced and defined above, and subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be US$0.08.

(c)            The certificates representing the shares and warrants issuable on Conversion will carry a restrictive legend as required under applicable securities law and regulatory policy.

(d)            The Conversion Price and number and kind of shares and warrants to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.    Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B.           Reclassification, etc. If the Borrower at any time shall, by reclassification or therwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, and Combinations. If the shares of Common Stock are subdivided or ombined into a greater or smaller number of shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(e)    During the period the conversion right exists, Borrower will reserve from its authorized and issued Common Stock not less than the number of shares of Common Stock issuable upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2   Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and subject to Section 2.3 hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1   Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of ten (10) business days after the due date. The ten (10) day period described in this Section 3.1 is the same ten (10) business day period described in Section 1.1 hereof.

3.2   Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3   Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

 3.4   Failure to Deliver Common Stock. Borrower's failure, in a timely manner, to deliver Common Stock to the Holder pursuant to and in the form required by this Note.

3.6   Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in this Note.

3.7   Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties.

ARTICLE IV

MISCELLANEOUS

4.1   Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the  exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2   Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, (v) facsimile or electronic communication producing a printed copy (collectively, the “Electronic Communication”) addressed as set forth on the face page or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or Electronic Communication, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be (i) if to the Borrower to: Alterrus Systems Inc., 120 Columbia Street Vancouver, BC V6A 3Z8 or Electronic  Communication to sfane@alterrus.ca or cng@alterrus.ca and (ii) if to the Holder,______________________.                                                                                                               .

4.3   Amendment Provision. The term "Note" and all reference thereto, as used throughout this nstrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4   Assignability. This Note shall be binding upon the Borrower and its successors and assigns, nd shall inure to the benefit of the Holder and its successors and assigns.

4.5   Governing Law. This Note shall be governed by and construed in accordance with the laws f the Province of British Columbia, Canada. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the courts of British Columbia, Canada or in the federal courts of Canada. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable fees and costs.

4.6   Maximum Payments. Nothing contained herein shall be deemed to establish or require the ayment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.7   Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock received after delivery by the Holder of a Conversion Notice to the Borrower and such shares are issued in conjunction with item 2.1 herein.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer on the date first noted above:

ALTERRUS SYSTEMS INC.

By:
Christopher Ng
CEO

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $ ________________  of the principal and $ __________________of the interest due on the Note issued by ALTERRUS SYSTEMS INC. on into ______________________________Common stock of ALTERRUS SYSTEMS INC. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:  ___________________________________

Conversion Price: US $0.08

# of Shares To Be Delivered:  _______________________________________ (Plus any applicable interest shares)

# of Warrants To Be Delivered: ______________________________________ (Plus any applicable interest shares)

Signature:_______________________________________________________

Print Name:______________________________________________________

Registration instructions

Print full Address and name to be listed a

Name ___________________________________________________________

Address ________________________________________________________

Account reference if applicable:_______________________________________

Delivery Instructions

Name: __________________________________________________________

Address  ________________________________________________________

Phone Number:   __________________________________________________

DWAC Instructions (if applicable):______________________________________________________________________________________________

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